Anaptys Announces First Quarter 2025 Financial Results and
Provides Business Update
•Announced rosnilimab, a depleter and agonist targeting PD-1+ T cells, achieved positive results in Phase 2b rheumatoid arthritis (RA) trial; to present updated clinical and translational data in the first week of June
•Initial Phase 2 data for rosnilimab in ulcerative colitis (UC) on track for Q4 2025
•Ongoing Phase 1a trials in healthy volunteers for ANB033, a CD122 antagonist, and ANB101, a BDCA2 modulator
•Authorized a $75 million Stock Repurchase Program in March 2025 and reiterating cash runway through year-end 2027
SAN DIEGO, May 5, 2025 — AnaptysBio, Inc. (Nasdaq: ANAB), a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics, today reported financial results for the first quarter ended March 31, 2025, and provided a business update.
“Our lead program, rosnilimab, delivered impressive three-month Phase 2b efficacy, safety and tolerability data in rheumatoid arthritis (RA), with data through six months surpassing those of competitor all-active, head-to-head trials. We will report updated clinical and translational RA data in the first week of June, as well as initial Phase 2 ulcerative colitis (UC) data in Q4 2025, further defining rosnilimab’s game-changing potential,” said Daniel Faga, president and chief executive officer of Anaptys. “With ANB033 and ANB101 progressing through Phase 1 trials, our autoimmune portfolio promises multiple catalysts over the next couple of years. We remain well-capitalized as we execute on our broad development plan for all three programs, while concurrently executing our $75 million stock repurchase program which are both further supported by substantial royalties and milestone payments anticipated from our GSK financial collaboration.”
PORTFOLIO UPDATES
Rosnilimab (PD-1 depleter and agonist)
•Announced in February that subcutaneously administered rosnilimab, including two once-monthly doses, achieved positive results in 424-patient Phase 2b RA trial and highest-ever reported clinical disease activity index (CDAI) low disease activity (LDA) response over 6 months
◦Full press release can be found at https://ir.anaptysbio.com/news-releases/news-release-details/anaptys-announces-rosnilimab-achieved-positive-results-ra-phase
◦Anaptys to host an investor call featuring Anaptys management and key opinion leaders in the first week of June to present rosnilimab’s updated Phase 2b clinical and translational data
•Enrollment ongoing for global Phase 2 trial in moderate-to-severe UC
◦132-patient trial assessing two dose levels of subcutaneously administered rosnilimab vs. placebo (randomized 1:1:1)
▪Primary statistical analysis at Week 12 on well-established endpoints, including the primary endpoint of change from baseline in modified Mayo score (mMS) and supportive secondary endpoints of clinical response on mMS, clinical remission on mMS and endoscopic remission
▪All patients in all three study arms treat-through to Week 24 and remain blinded to treatment arm. Placebo-treated patients who achieved clinical response on partial modified Mayo score (pmMS) at Week 12 remain on placebo, while placebo-treated patients who are non-responders are crossed over to the high-dose rosnilimab treatment arm
▪Patients who are in clinical response on pmMS at Week 24 are eligible for an additional 26-week (50 weeks of total treatment) blinded treatment extension period (TEP)
◦Initial Phase 2 data anticipated in Q4 2025

ANB033 (CD122 antagonist)
•Enrollment ongoing for Phase 1a trial in healthy volunteers
◦Phase 1b indication to be disclosed at H2 2025 R&D event
ANB101 (BDCA2 modulator)
•Enrollment initiated for Phase 1a trial in healthy volunteers
COLLABORATION UPDATES
GSK Immuno-Oncology Financial Collaboration
•GSK announced strong commercial performance for Jemperli ($220 million in Q1 2025 sales) with >15% quarter-over-quarter growth
◦GSK announced the EMA approval of Jemperli plus chemotherapy for all adult patients with primary advanced or recurrent endometrial cancer in January 2025
•Anticipate receipt of a $75 million commercial sales milestone payment from GSK in either 2025 or 2026 once Jemperli achieves $1 billion in worldwide net sales in a calendar year
•GSK anticipates top-line data in mid-2025 from COSTAR Lung Phase 3 trial in patients with advanced NSCLC who have progressed on prior anti-PD-(L)1 therapy and platinum-based chemotherapy comparing docetaxel alone to cobolimab, a TIM-3 antagonist, plus dostarlimab, a PD-1 antagonist, plus docetaxel and to dostarlimab plus docetaxel
•Recent data published in The New England Journal of Medicine (NEJM) and presented at American Association for Cancer Research (AACR) demonstrated neoadjuvant treatment with dostarlimab resulted in organ preservation in a high proportion of patients (80% of 103 patients), including 100% (rectal; n=49), 100% (bladder; n=6), and 82% (colon; n=22) complete responses in April 2025
◦GSK anticipates top-line data in 2026 from AZUR-1 pivotal Phase 2 trial of dostarlimab monotherapy in patients with untreated stage II/III dMMR/MSI-H locally advanced rectal cancer
◦Jemperli received U.S. FDA Breakthrough Therapy Designation for this indication in December 2024
Vanda Imsidolimab Collaboration
•Announced an exclusive $15 million global out-license agreement with Vanda Pharmaceuticals to develop and commercialize imsidolimab (IL-36R antagonist), with Anaptys eligible to receive up to $35 million for future regulatory approvals and sales milestones, in addition to 10% royalty on global net sales
◦FDA BLA submission for generalized pustular psoriasis (GPP) expected in 2025
◦Full press release can be found at https://ir.anaptysbio.com/news-releases/news-release-details/vanda-pharmaceuticals-and-anaptys-announce-exclusive-global
FINANCIAL UPDATES
Stock Repurchase Program and Cash Runway
•Authorized a Stock Repurchase Program in March 2025 of $75.0 million of the Company’s outstanding common stock
•Cash and investments of $383.0 million as of March 31, 2025, and reiterating cash runway through year-end 2027
First Quarter 2025 Financial Results
•Cash, cash equivalents and investments totaled $383.0 million as of March 31, 2025, compared to $420.8 million as of December 31, 2024, for a decrease of $37.8 million due primarily to operating activities and

$4.4 million in shares repurchased offset by $15.0 million received from Vanda Pharmaceuticals for the license of imsidolimab.
•Collaboration revenue was $27.8 million for the three months ended March 31, 2025, compared to $7.2 million for the three months ended March 31, 2024. The increase is due to a $11.0 million increase in royalties recognized for sales of Jemperli and $9.6 million in revenue recognized for the Vanda license agreement.
•Research and development expenses were $41.2 million for the three months ended March 31, 2025, compared to $37.0 million for the three months ended March 31, 2024. The increase was due primarily to development costs relating to the Phase 2 trials in RA and UC for rosnilimab, and the Phase 1 trials for ANB033 and ANB101, offset by a decrease in development costs for imsidolimab and ANB032. The R&D non-cash, stock-based compensation expense was $4.4 for the three months ended March 31, 2025 as compared to $3.5 million in the same period in 2024.
•General and administrative expenses were $14.1 million for the three months ended March 31, 2025, compared to $12.3 million for the three months ended March 31, 2024. The increase was due primarily to transaction costs associated with the Vanda Pharmaceuticals license agreement. The G&A non-cash, stock-based compensation expense was $4.8 million for the three months ended March 31, 2025 as compared to $6.7 million in the same period in 2024.
•Net loss was $39.3 million for the three months ended March 31, 2025, or a net loss per share of $1.28, compared to a net loss of $43.9 million for the three months ended March 31, 2024, or a net loss per share of $1.64.
About Anaptys
Anaptys is a clinical-stage biotechnology company focused on delivering innovative immunology therapeutics for autoimmune and inflammatory diseases. Its lead program, rosnilimab, a depleter and agonist targeting PD-1+ T cells, is in a Phase 2b trial for the treatment of rheumatoid arthritis and in a Phase 2 trial for the treatment of ulcerative colitis. The company’s pipeline also includes ANB033, a CD122 antagonist, and ANB101, a BDCA2 modulator, in Phase 1 trials. Anaptys has also discovered multiple therapeutic antibodies licensed to GSK in a financial collaboration for immuno-oncology, including a PD-1 antagonist (Jemperli (dostarlimab-gxly)) and a TIM-3 antagonist (cobolimab, GSK4069889). To learn more, visit www.AnaptysBio.com or follow us on LinkedIn.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: the timing of the release of data from the Company’s clinical trials, including rosnilimab’s full Phase 2b clinical trial data in rheumatoid arthritis and top-line Phase 2 clinical trial data in ulcerative colitis; whether current trends in full clinical data in rheumatoid arthritis will be maintained once complete data becomes available; whether positive clinical trial results in rosnilimab’s Phase 2b clinical trial in rheumatoid arthritis increases the likelihood of getting positive results from rosnilimab’s Phase 2 clinical trial in ulcerative colitis; timing of the R&D event for ANB033; the potential to receive any royalties or milestone payments from the Vanda Pharmaceuticals license agreement; the potential to receive any additional milestones and royalties from the GSK collaboration; and the Company's projected cash runway. Statements including words such as “plan,” “continue,” “expect,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause the company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to advance its product candidates, obtain regulatory approval of and ultimately commercialize its product candidates, the timing and results of preclinical and clinical trials, the company’s ability to fund development activities and achieve development goals, the company’s ability to protect intellectual property and other risks and uncertainties described under the heading “Risk Factors” in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Contact:
Nick Montemarano
Executive Director, Investor Relations
858.732.0178
investors@anaptysbio.com

AnaptysBio, Inc.
Consolidated Balance Sheets
(in thousands, except par value data)
(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$98,637	$123,080
Receivables from collaborative partners	17,884	40,765
Short-term investments	241,299	262,293
Prepaid expenses and other current assets	5,292	5,738
Total current assets	363,112	431,876
Property and equipment, net	1,741	1,849
Operating lease right-of-use assets	13,923	14,383
Long-term investments	43,021	35,470
Other long-term assets	256	256
Total assets	$422,053	$483,834
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,123	$4,002
Accrued expenses	35,952	39,501
Current portion of operating lease liability	1,962	1,925
Total current liabilities	44,037	45,428
Liability related to sale of future royalties	330,382	353,426
Operating lease liability, net of current portion	13,613	14,112
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized and no shares, issued or outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.001 par value, 500,000 shares authorized, 30,388 shares and 30,473 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	30	30
Additional paid in capital	832,486	829,860
Accumulated other comprehensive gain	161	305
Accumulated deficit	(798,656)	(759,327)
Total stockholders’ equity	34,021	70,868
Total liabilities and stockholders’ equity	$422,053	$483,834

AnaptysBio, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Collaboration revenue	$27,771	$7,179
Operating expenses:
Research and development	41,180	37,042
General and administrative	14,130	12,338
Total operating expenses	55,310	49,380
Loss from operations	(27,539)	(42,201)
Other income (expense), net:
Interest income	4,413	4,584
Non-cash interest expense for the sale of future royalties	(18,061)	(6,317)
Other income (expense), net	1,902	(2)
Total other expense, net	(11,746)	(1,735)
Loss before income taxes	(39,285)	(43,936)
Provision for income taxes	(44)	—
Net loss	(39,329)	(43,936)
Unrealized (loss) gain on available for sale securities	(144)	173
Comprehensive loss	$(39,473)	$(43,763)
Net loss per common share:
Basic and diluted	$(1.28)	$(1.64)
Weighted-average number of shares outstanding:
Basic and diluted	30,644	26,801